Exhibit 99.1

VERB Beats SaaS Revenue Forecast and Reports Record Breaking 2020 Second Quarter Financial Results

Five Consecutive Quarters of SaaS Recurring Revenue Growth; verbLIVE Rollout Gaining Traction

Company well-capitalized with recent $13.8 million public offering

NEWPORT BEACH, Calif. and SALT LAKE CITY, August 14, 2020 (GLOBE NEWSWIRE) — VERB Technology Company, Inc. (NASDAQ: VERB) (“VERB” or the “Company”), a leader in interactive video-based sales enablement applications, including interactive livestream ecommerce, webinar, CRM, and marketing applications for entrepreneurs and enterprises, today reported financial and operating results for the second quarter ended June 30, 2020.

Second Quarter 2020 and Recent Operational Highlights

●	SaaS revenue of approx. $1.3M - up almost 21% over Q1 and reflects growth of almost 49% over the same period last year.

●	Total Digital revenue of approx. $1.7M - up almost 16% over Q1.

●	Total Non-Digital revenue of approx. $1M was up almost 9% over Q1.

●	Total Combined revenue of approx. $2.7M was up almost 13% over Q1.

●	20 new client contracts executed in Q2 – almost double the 11 signed in Q1 – and 5 times the number signed in the same period last year.

●	The base guaranteed contract value of new contracts is $983,000 – represents growth of 65% over last quarter and 245% growth over the same period last year.

●	5 consecutive quarters of SAAS revenue growth.

●	On a pro forma basis, total SaaS revenue for the first 6 months of 2020 was $2.3 million, - an increase of almost 42% from $1.6M reported for the same period last year.

●	On a pro forma basis, total Digital revenue for the first 6 months of 2020 was $3.1 million, - an increase of 25% from $2.5 million reported for the same period last year.

●	Total user downloads of approximately 1.5 million, up from 1.3 million reported in first quarter 2020, and up from 670,000 for the same period last year.

●	Completed the integration of new live stream ecommerce application verbLIVE, with the platform of enterprise CRM giant Salesforce.

●	verbLIVE added to Salesforce’s AppExchange Partner Program

●	VERB added to the Russell Microcap® Index as part of the 2020 Russell indexes annual reconstitution.

●	In July, VERB closed an underwritten public offering of common stock for gross proceeds of approximately $13.8 million, including full exercise of the underwriter’s over-allotment option to purchase additional shares.

●	In April, VERB began Japan operations, tapping into a multi-billion-dollar market opportunity as part of its international expansion plan..

Second Quarter 2020

●	Total Digital revenue was $1.7 million, an increase of 16% from the prior quarter..

●	Total SaaS recurring revenue (a component of total Digital revenue) was $1.3 million, an increase of almost 21% over the prior quarter and an increase of almost 49% over the same period last year. SaaS recurring revenue as a percentage of total Digital revenue was 76%, compared with 59% for the same period last year.

●	Total revenue was $2.7 million, a decrease of 29% from $3.7 million for the same period last year attributable entirely to the Company’s intentional exit from its legacy welcome kit printing and marketing merchandise fulfillment business in order to focus on building revenue for its SaaS application business, which has improved quarter over quarter since the first quarter of 2019.

●	Cost of revenue was $1.1 million, a decrease of 44% from $2.0 million for the same period last year.

●	Gross profit was $1.5 million, a decrease of 10% from $1.7 million for the same period last year, reflecting the previously mentioned exit from the Company’s legacy printing and fulfillment business. Gross profit from the legacy business declined by $312,000, or 76%, offset by an increase of $138,000, or 11%, in gross profit contribution from the Digital business

●	Research and development expenses were $1.6 million, an increase of 22% compared to $1.3 million for the same period last year.

●	General and administrative expenses were $4.0 million, an increase of 23% from $3.3 million for the same period last year, reflecting an increase in stock-based compensation expense and an increase in labor-related costs to accelerate development of the Company’s new applications, including verbLIVE.

●	Cash totaled $1.4 million as at June 30, 2020, compared with $983,000 at December 31, 2019.

Six Months Ended June 30, 2020

●	Total revenue was $5.0 million, an increase of 34% from $3.7 million for the same period last year.

●	Total Digital revenue was $3.1 million, an increase of 114% from $1.5 million for the same period last year.

●	Total SaaS recurring revenue (a component of total Digital revenue) was $2.3 million, an increase of 69% from $867,000 for the same period last year.

●	Cost of revenue was $2.2 million, an increase of 6% from $2.1 million for the same period last year.

●	Gross profit was $2.8 million, an increase of 68% from $1.7 million for the same period last year, reflecting the increase in contribution from the higher-margin Digital business

●	Research and development expenses were $2.9 million, an increase of 53% from $1.9 million for the same period last year.

Management Commentary

“The second quarter was a breakout quarter for VERB on many fronts,” said VERB CEO Rory J. Cutaia. “Our financial results reflect our continued success as we focus on our higher-margin SaaS business applications. Digital revenue has grown to 63% of total revenue and we expect this percentage to continue to increase as we transition the legacy print and fulfillment part of our business to a third-party contractor. Specifically, SaaS recurring revenue grew 48% year over year and now represents 48% of total revenue, up from 23% in the same period last year. For the quarter, we recorded our highest number of new enterprise clients signed during a quarter – double the amount signed last quarter - adding $983,000 of contract value resulting in more than $573,000 in annualized SaaS recurring revenue. Thatrepresents growth of almost 92% over last quarter - the largest quarterly SaaS revenue increase in our history. We also significantly increased the number of user downloads both sequentially and year over year.

“Interest in verbLIVE, our interactive video-based livestream ecommerce and webinar product, continues to be extremely high. verbLIVE’s recent inclusion in Salesforce’s AppExchange marketplace, as well as its platform integration with Salesforce, will provide additional distribution channels to increase our number of active users in the Salesforce ecosystem.

“Our sales enablement platform is particularly effective during a period of continued COVID-related social distancing, as it allows us and our growing client roster to reach out to our clients and prospects in a unique and engaging manner, driving sales conversion rates. In a very difficult time with many pandemic fears and restrictions, our sales efforts have actually been enhanced as we benefit from using the unique interactive video technology capabilities of our sales applications and tools,” concluded Mr. Cutaia.

Conference Call

VERB management will hold a conference call on Friday, August 14, 2020, at 4:30 PM Eastern time, to discuss its results in greater detail. A telephonic replay of the conference call is available from 7:30 PM Eastern time on the same day through April 28, 2020.

Live Call:

Date: Friday, August 14, 2020
Time: 4:30 PM Eastern time (1:30 PM Pacific time)
U.S. dial-in number: 877-407-4018
International number: 201-689-8471

Replay:

Toll-free replay number: 844-512-2921
International replay number: 412-317-6671
Replay ID: 13708170

The Company filed its Form 10-Q on August 14, 2020 and will file a transcript of the conference call on Form 8-K. These filings can be viewed in the Investor Relations section of VERB’s website.

About VERB

VERB Technology Company, Inc. (Nasdaq: VERB) transforms how businesses attract and engage customers. The Company’s Software-as-a-Service, or SaaS, platform is based on its proprietary interactive video technology, and comprises a suite of sales enablement business software products offered on a subscription basis. Its software applications are available in over 60 countries and in more than 48 languages to large enterprise and small business sales teams that need affordable, easy-to-use, and quick-to-get-results sales tools. Available in both mobile and desktop versions, the applications are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM (Customer Relationship Management application), verbLEARN (Learning Management System application), and verbLIVE (Interactive Livestream eCommerce and Video Webinar application). The Company has offices in California and Utah. For more information, please visit: www.verb.tech.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, including statements about the closing of the offering of common stock. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the COVID-19 pandemic and related public health measures on our business, customers, markets and the worldwide economy; our plans to attract new customers, retain existing customers and increase our annual revenue; the development and delivery of new products, including verbLIVE; our plans and expectations regarding software-as-a-service offerings; our ability to execute on, integrate, and realize the benefits of any acquisitions; fluctuations in our quarterly results of operations and other operating measures; increasing competition; general economic, market and business conditions; and the risks described in the filings that we make with the Securities and Exchange Commission (“SEC”) from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the SEC on May 14, 2020, as amended by Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K, which was filed with the SEC on June 4, 2020, and which should be read in conjunction with our financial results and forward-looking statements contained therein, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which was filed with the SEC on May 15, 2020, as amended by Amendment No. 1 on Form 10-Q/A to our Quarterly Report on Form 10-Q, which was filed with the SEC on June 4, 2020, and which should be read in conjunction with our financial results and forward-looking statements contained therein. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact:
888.504.9929
investors@verb.tech

Media Contact:
855.250.2300, ext.107
info@verb.tech